            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.


---------------------------------------------------------------------------------------------------------------------------------
For this type of account:             Give the SOCIAL               For this type of account:            Give the EMPLOYER
                                      SECURITY number of--                                               IDENTIFICATION number
                                                                                                         of--
---------------------------------------------------------------------------------------------------------------------------------
1.   An individual's account          The individual                9.   A valid trust, estate, or       The legal entity (do not
                                                                         pension trust                   furnish the identifying
2.   Two or more individuals          The actual owner of the                                            number of the personal
     (joint account)                  account or, if combined                                            representative or trustee
                                      funds, any one of the                                              unless the legal entity
                                      individuals(1)                                                     itself is not designated
                                                                                                         in the account title)(5)

3.   Husband and wife (joint          The actual owner of the       10.  Corporate account               The corporation
     account)                         account or, if joint
                                      funds, either person(1)       11.  Religious, charitable, or       The organization
                                                                         educational organization
4.   Custodian account of a minor     The minor(2)                       account
     (Uniform Gift to Minors Act)                                   12.  Partnership account held in     The partnership
                                                                         the name of the business
5.   Adult and minor (joint           The adult or, if the minor
     account)                         is the only contributor,      13.  Association, club, or other     The organization
                                      the minor(1)                       tax-exempt organization

6.   Account in the name of           The ward, minor, or           14.  A broker or registered nominee  The broker or nominee
     guardian or committee for        incompetent person(3)
     a designated ward, minor,                                      15.  Account with the Department of  The public entity
     or incompetent person                                               Agriculture in the name of a
                                                                         public entity (such as a State
7.   a. The usual revocable savings   The grantor-trustee(1)             or local government, school
        trust account (grantor is                                        district, or prison) that
        also trustee)                                                    receives agricultural program
     b. So-called trust account       The actual owner(1)                payments
        that is not a legal or
        valid trust under State
        law
8.   Sole proprietorship account      The owner(4)



(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name, and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name, and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
         o    A corporation.
         o    A financial institution.
         o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(6)(7).
         o    The United States or any agency or instrumentality thereof.
         o    A State, the District of Columbia, a possession of the United
              States, or any subdivision or instrumentality thereof.
         o    A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
         o An international organization or any agency, or instrumentality thereof.
         o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
         o    A real estate investment trust.
         o    A common trust fund operated by a bank under section 584(a).
         o An exempt charitable remainder trust under section 664, or a non-exempt trust described in section 4947.
         o An entity registered at all times under the Investment Company Act of 1940.
         o    A foreign central bank of issue.
         o A future commission merchant registered with the Commodity Futures Trading Commission.
         o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         o    Payments to nonresident aliens subject to withholding under section 1441.
         o    Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
         o    Payments of patronage dividends where the amount received is not paid in money.
         o    Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

==========================================================================

          o    Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
          o    Payments described in section 6049(b)(5) to nonresident aliens.
          o    Payments on tax-free covenant bonds under section 1451.
          o    Payments made by certain foreign organizations.
          o    Mortgage interest paid to the payer.

 Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER,
 FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE
 "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO
 THE PAYER.  IF THE PAYMENTS ARE INTEREST, DIVIDENDS,
 OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE
 FORM.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N and their regulations.

 PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

 PENALTIES

 (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--
 If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

 (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
 WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

 (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
 CONSULTANT OR THE INTERNAL REVENUE SERVICE.